UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 20, 2024

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2024 (the “Closing Date”), Tenon Medical, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company agreed to sell, issue and deliver to the Investors, in a private placement offering (the “Offering”), a total of 172,239 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and warrants (the “Warrants”) to purchase 258,374 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) at an exercise price equal to $1.2705 per share for an aggregate offering price of $2,605,000. Under the Securities Purchase Agreement, each Investor paid $15.125 for each share of Series A Preferred Stock and along with their shares of Series A Preferred Stock, received Warrants equal to 15% of the number of shares of the Company’s common stock initially underlying such shares of Series A Preferred Stock.

The Certificate of Designations, Rights, and Preferences of the Series A Preferred Stock (the “Certificate of Designation”) was filed in Delaware on the Closing Date and contains the terms of the Series A Preferred Stock. The Series A Preferred Stock is convertible, at any time, at the option of the holder into shares of Common Stock. Each share of Series A Preferred Stock shall be convertible, at any time after the date of issuance, at the option of the holder thereof (or, upon a Required Conversion (as defined below), at the option of the Corporation), into that number of shares of Common Stock determined by dividing the Stated Value (as defined below) for such share of Series A Preferred Stock by the Conversion Price (as defined below). “Stated Value” means for any share of Series A Preferred Stock, an amount equal to the product of (x) $15.125 multiplied by (y) the sum of 1 plus the product of (A) 0.06 multiplied by (B) a fraction equal to the number of days that such share of Series A Preferred Stock has been issued divided by 365. “Conversion Price” means (i) for the shares of Series A Preferred Stock issued on the Closing Date, $1.5125 and (ii) for each share of Series A Preferred Stock issued thereafter, an amount equal to the greater of (x) $1.5125 and the average of the VWAPs for the 10 Trading Days prior the issuance date of such share of Series A Preferred Stock, in each case subject to adjustment as set forth herein. On any date that ten out the last 15 daily VWAPs of the Common Stock is 250% higher than the Conversion Price on such date, then the Company will have the right to require 50% of the Preferred Stock to be converted into shares of Common Stock. Additionally, on and after the time on which the Company has $2.25 million in revenues in any single financial quarter, the Company will have the right to require 50% of the Preferred Stock to be converted into shares of Common Stock (a “Required Conversion”). No dividends are payable on the Series A Preferred Stock The Series A Preferred Stock will vote together with the Common Stock on all matters other than as required by law; provided however that any additional shares underlying the Series A Preferred Stock as a result of the anti-dilution provision described below shall not vote on an “as converted” basis and shall only vote when issued upon conversion. Notwithstanding the foregoing, the vote of an individual holder of Series A Preferred Stock (and underlying Common Stock) shall be capped at 9.99% (or 4.99% if selected by the holder). The Conversion Price is subject to anti-dilution adjustment as the result of any subdivision, combination of shares or recapitalization, stock dividends, stock splits and similar transactions affecting the Common Stock. In addition, the Series A Preferred Stock will have weighted average anti-dilution protection providing for adjustment of the Conversion Price in the event of issuance of, or commitments to issue, Common Stock for less than the Conversion Price then in effect immediately prior to such issue or sale (a “Dilutive Issuance”), subject to customary exceptions; provided however the anti-dilution for Dilutive Issuances shall not be operative until the stockholders of the Company have approved the terms of the Series A Preferred Stock. Upon any liquidation or winding up of the Company (a “Liquidation”), the holders of Series A Preferred Stock will be entitled to receive in preference to any other class or series of the Company’s equity securities the greater of (i) the Stated Value plus accrued and unpaid dividends and (ii) what would be paid if the Series A Preferred Stock plus accrued and unpaid dividends had been converted into Common Stock. A consolidation or merger of the Company or sale or transfer of all or substantially all of its assets, or any transaction which results in the stockholders of the Company owning less than 50% of the equity or voting power of the surviving entity (excluding the issuance of Common Stock in any financing transaction unless more than 50% of the Company’s shares are issued to one stockholder or a number of stockholders who act as a one group) shall be deemed a Liquidation (a “Deemed Liquidation”) with respect to the shares of Series A Preferred Stock of any holder who opts to have such occurrence treated as a Deemed Liquidation; provided that if the liquidation preference payable on a Deemed Liquidation is less than 110% of the stated value of the Series A Preferred Stock, the dividend rate on any accrued and unpaid dividends payable with respect to such Deemed Liquidation will increase to 10%. All liquidation preferences payable in respect of a Deemed Liquidation will be payable in shares of Common Stock based on the closing price of the Common Stock on the date of such Deemed Liquidation. Consent of the majority of the holders will be required to (i) amend the Certificate of Incorporation or Bylaws of the Company so as to adversely alter the rights, preferences, privileges of the Series A Preferred Stock, (ii) create any new class of shares pari passu or senior to the Series A Preferred Stock or increase or decrease the number of authorized shares of Common Stock or preferred stock, (iii) pay or declare any dividend on Common Stock or other junior securities, or incur indebtedness in any single transaction in excess of $1 million or (iv) redeem, purchase or otherwise acquire any share or shares of preferred stock or Common Stock (other than (a) the repurchase of shares of Common Stock pursuant to a written benefit plan or employment or consulting agreement, or (b) the repurchase of any equity securities in connection with the Company’s right of first offer with respect to those securities contained in any written agreement with the Company)

The Warrants have an initial exercise price of $1.2705 per share and a five (5) year term. Each Warrant will contain a “cashless exercise” feature and the same anti-dilution rights as the Series A Preferred Stock.

Under the Securities Purchase Agreement the Company will be required to file a registration statement in respect of the Common Stock underlying the Series A Preferred Stock and the Warrants that will be effective within 120 days of the Closing Date.

Also on the Closing Date, the Company exchanged (i) the outstanding principal amount of $1 million plus accrued interest of a secured note of the Company issued on November 21, 2023 (the "Ascent Note") held by Ascent Special Ventures LLC (“Ascent”) and (ii) the outstanding principal amount of $250,000 plus accrued interest of a secured note of the Company issued on November 21, 2023 (the "WZC Note" and together with the Ascent Note, the “Notes”) held by WZC Ascent Family Limited Partnership (“WZC”) for Ascent receiving 67,783 shares of Series A Preferred Stock and 125,675 Warrants and WZC receiving 16,946 shares of Series A Preferred Stock and 31,419 Warrants.

The foregoing summaries of the Securities Purchase Agreement, the Certificate of Designations and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such form of documents attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information regarding the Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Any summary of the Notes contained in Item 1.01 does not purport to be complete and is subject to, and qualified in its entirety by, such form of documents attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 28, 2023, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Series A Preferred Stock and Warrants to the purchasers in reliance on the exemption from registration provided by Section 4(a)(2) and Regulation 506(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement.
10.2	Certificate of Designations, filed in Delaware on February 20, 2024.
10.3	Form of Warrant.
99.1	Press Release
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2024	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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